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                                                                   EXHIBIT 10.14


                                PROMISSORY NOTE

U.S. $_____________                                          _____________, 1996
Principal Amount                                             Original Issue Date


         FOR VALUE RECEIVED, the undersigned HOMECOM COMMUNICATIONS, INC. (the "Promisor") promises to pay to ______________ (the "Payee"), at the principal offices of the Promisor (or at such other place as the Payee may designate in writing) the sum of ____________, together with interest from and including the date hereof on the unpaid balance hereunder at the rate of eight percent (8%) per annum simple interest, payable as set forth below. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

         Unpaid principal after any default in payment shall accrue interest at a rate of fifteen percent (15%) per annum on the unpaid balance until paid.

         The outstanding principal balance plus accrued but unpaid interest shall be due and payable in full on ___________, 1997.

         If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day on which banks in the State of Georgia are generally open (a "Business Day"), such payment shall be due on the next occurring Business Day.

         The Promisor reserves the right to prepay this Note by making payment in full of the then remaining unpaid principal and accrued interest.

         If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

         If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

         1) the failure of the Promisor to pay any installment of principal or any payment of accrued interest when due if such failure to pay is not cured within thirty (30) business days after the Payee gives the Promisor written notice of such failure to pay;

         2) the filing of a petition against the Promisor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of the Promisor unless such petition shall be dismissed within one hundred eighty (180) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition;

         3) the making of a general assignment for the benefit of the Promisor's creditors; or

         4)      the breach of any obligation of the Promisor hereunder.


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         If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

         All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Time is of the essence of this Note.

         No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Payee thereafter to insist upon strict compliance with the terms of this Note.

         This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         If from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other loan documents that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

         As used herein, the term "Note" shall mean this Note as the same may from time to time be amended, modified, renewed, extended or supplemented by written agreement. As used herein, the terms "Promisor" and "Payee" shall be deemed to include their respective heirs, legal representatives, successors and assigns and the heirs and legal representatives of such successors and assigns, whether voluntarily or by operation of the parties or involuntary by operation of law. All covenants, provisions and agreements by or on behalf of the Promisor which are contained herein shall inure to the benefit of the successors and assigns of the Payee.

         This Note shall be construed in accordance with the laws of the State of Georgia.

Signed by the Promisor as of the ____ day of _________, 1996 at Atlanta, Georgia.

                                      PROMISOR:


                                      HOMECOM COMMUNICATIONS, INC.


                                      By:
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                                         Nat Stricklen, Chief Operating Officer






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